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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              THE CHUBB CORPORATION

             (Exact name of registrant as specified in its charter)

                                   NEW JERSEY

                    (State of incorporation or organization)

                                   13-2595722

                      (I.R.S. Employer Identification No.)

                              15 MOUNTAIN VIEW ROAD
                               WARREN, NEW JERSEY

             (Address of principal executive offices of registrant)

                                   07061-1615

                                   (Zip Code)

         Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class to                Name of each exchange on which
               be registered                     each class is to be registered

Equity Units ("Equity Units") issued as Corporate      New York Stock Exchange
Units ("Corporate Units") by The Chubb Corporation

               If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

               If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d)(2), check the following box. [ ]

          Securities Act registration statement file number to which this form relates: 333-104310

          Securities to be registered pursuant to Section 12(g) of the Act: None

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Item 1   Description of Registrant's Securities to be Registered.

         The class of securities to be registered hereby are the Equity Units ("Equity Units"), issued as Corporate Units ("Corporate Units"), of The Chubb Corporation, a New Jersey corporation (the "Company").

         For a description of the Equity Units and Corporate Units, reference is made to the description of stock purchase units under the caption "Description of Stock Purchase Contracts and Stock Purchase Units" in the Company's Registration Statement on Form S-3, as amended (Registration No. 333-104310), filed with the Securities and Exchange Commission on April 4, 2003, and to the prospectus supplement, dated June 18, 2003 to be filed with the Securities and Exchange Commission on June 19, 2003, pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, which descriptions are hereby incorporated by reference herein.

Item 2   Exhibits.

         1.1 Registration Statement on Form S-3 (Registration No. 333-104310) filed with the Securities and Exchange Commission on April 4, 2003 by the Company, is incorporated herein by reference.

         4.1 Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996).

         4.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3 of the Company's Annual Report on Form 10-K for the year ended December 31, 1998).

         4.3 Certificate of Correction of Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3 of the Company's Annual Report on Form 10-K for the year ended December 31, 1998).

         4.4 By-Laws of the Company, (incorporated herein by reference to Exhibit 3 of the Company's first amendment to its Annual Report on Form 10-K for the year ended December 31, 2002).

         4.5 Senior Indenture, dated as of October 25, 1989, between the Company and Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago relating to Senior Debt Securities (incorporated herein by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (Registration No. 33-31796)).

         4.6 Supplemental Indenture No. 1, dated as of March 18, 2003, to the Senior Indenture filed as Exhibit 4.5 hereto, between the Company and Bank One Trust Company, N.A. relating to the Senior Debt Securities (incorporated herein by reference to Exhibit 4.29 to the Registration Statement on Form S-3 (Registration No. 333-104310)).

         4.7      Form of Global Note (included in the Indenture filed as
                  Exhibit 4.5 hereto).

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         4.8      Form of Purchase Contract Agreement.

         4.9      Form of Pledge Agreement.

         4.10 Form of Corporate Unit Certificate (included in the Form of Purchase Contract Agreement filed as Exhibit 4.8 hereto).

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             THE CHUBB CORPORATION

                                             By: /s/ HENRY G. GURLICK
                                                 -------------------------------
                                             Name:  Henry G. Gulick
                                             Title: Vice President and Secretary

         Dated: June 18, 2003

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